                                                                  EXHIBIT (B)(2)

                      LONDON PACIFIC INTERNATIONAL LIMITED
                                 6 MINDEN HOUSE
                               ST. HELIER, JERSEY

                                                                February 9, 1996

Genstar Capital Partners II, L.P.
Metro Tower, Suite 1170
950 Tower Lane
Foster City, California 94404-2121

Attention: Jean-Pierre L. Conte

Re: Acquisition of Andros Incorporated --
   Senior Subordinated Notes and Warrants

Gentlemen:

    You have advised us that Genstar Capital Partners II, L.P. ("Genstar") will form a new corporation ("Holdings") for the purpose of acquiring (the "Acquisition") all of the outstanding capital stock (the "Shares") of Andros Incorporated ("Andros"). We understand that the Acquisition will be accomplished through a cash tender offer (the "Tender Offer") by a wholly-owned subsidiary of Holdings ("Merger Sub") for up to 100% of the Shares at a price not to exceed $18.00 per Share followed as promptly as possible, but in all events not later than May 31, 1996, by a merger (the "Merger") of Merger Sub with and into Andros in which Andros will be the surviving corporation (any references in this letter to "Company" being understood to refer to (i) Merger Sub prior to the Merger and
(ii) Andros after the Merger) and in which any Shares not tendered in the Tender Offer will be canceled in exchange for cash consideration. You have represented to us that, except for certain options held by management which will be rolled over into Holdings, all options and warrants to purchase shares of Andros stock will be cashed out in connection with the Merger at a price equal to the difference between the tender price and the exercise price. We further understand that the Tender Offer will be conditioned on, among other things, the tender and purchase of the legal and beneficial ownership of at least that number of Shares required to permit Merger Sub to cause the Merger to occur (the "Minimum Shares"). You have advised us that there will be a signed merger agreement prior to the funding of any of the Senior Debt referred to below. Upon the consummation of the Acquisition, Andros will be wholly-owned by Holdings and Holdings will be controlled, directly or indirectly, by Genstar.

    London Pacific International Limited ("LPIL") is pleased to confirm that it agrees that it, an affiliate of LPIL or one or more other investors (collectively with LPIL, the "Investors") will purchase from Merger Sub Senior Subordinated Notes in the original principal amount of $15 million. As additional consideration for the price paid by the Investors for the Senior Subordinated Notes, Holdings shall issue to the Investors equity in the form of Warrants (with a nominal exercise price) equal to 3.0 percent of the fully diluted common equity of Holdings. Certain of the terms of the Senior Subordinated Notes and Warrants are set forth in the Summary of Terms attached hereto as Exhibit A. You have advised us that the proceeds of the Senior Subordinated Note, together with (i) not less than $17.0 million in cash common equity contributions to Holdings from Genstar and certain other investors acceptable to the Investors and (ii) gross proceeds of not less than $34.5 million from the issuance of new senior secured revolving and term loans (the "Senior Debt") will be used to pay a portion of the consideration for the Shares in the Tender Offer and certain fees and expenses in connection with the Acquisition and the related financings. On or prior to the date of purchase of the Senior Subordinated Notes, not to be later than May 31, 1996 (the "Closing Date"), Merger Sub shall cause Andros to deposit with one or more financial institutions acceptable to the Investors an amount not less than $25 million in cash into accounts (collectively, the "Cash Account") with terms and conditions satisfactory to the Investors. The cash deposited in the Cash Account shall be cash shown

Genstar Capital Partners II, L.P.
February 9, 1996
Page 2
on the Andros balance sheet prior to the Closing Date. Upon consummation of the Merger, all amounts in the Cash Account shall be applied to satisfy Merger Sub's obligation to pay for Shares in the Tender Offer and/or pay down the Senior Debt.

    The commitment of LPIL is subject to the accuracy and completeness of the information and projections referred to in the next succeeding paragraph and the execution of definitive loan documentation consistent with the terms and conditions hereof and otherwise in form and substance satisfactory to the Investors and the satisfaction of conditions set forth therein, including, without limitation, those conditions set forth in the Summary of Terms.

    Genstar hereby represents  that (i) all  information, which has  been or  is hereafter made available to Berkeley International Capital Corporation ("Berkeley") or LPIL by Genstar or Andros or any of their representatives in connection with the transactions contemplated hereby (the "Information") is (or will be, in the case of Information made available after the date hereof) complete and correct in all material respects and does not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made, and (ii) the financial projections and/or forecasts concerning Andros and its subsidiaries that have been or are hereafter made available to Berkeley or LPIL by Genstar or any of its representatives in connection with the transactions contemplated hereby have been (or will be, in the case of projections made available after the date hereof) prepared in good faith based upon reasonable assumptions. Genstar agrees to supplement the Information and any such projections so that the representation and warranty in the preceding sentence is correct on the closing date. In determining whether or not to purchase the Senior Subordinated Notes, the Investors will be using and relying on the Information and any such projections without independent verification thereof. Genstar also agrees to permit Berkeley or LPIL to conduct reasonable due diligence investigation of the Merger Sub, Holdings, Andros and affiliates of any of the foregoing. The representations and covenants contained in this paragraph shall remain in effect until a definitive financing agreement is executed and thereafter the disclosure representations contained herein shall be superseded by those contained in such definitive financing agreement.

    In addition to conditions precedent set forth in the definitive documentation of the Senior Subordinated Notes and the Warrants, LPIL and the Investors' obligation to purchase the Senior Subordinated Notes is subject to the following conditions:

        1. SATISFACTORY DOCUMENTATION. The definitive documentation evidencing the Senior Subordinated Notes and the Warrants, and documentation related thereto, shall be prepared by counsel to Berkeley and the Investors and shall be in form and substance satisfactory to Berkeley and the Investors.

        2. ACQUISITION DOCUMENTATION. The definitive documentation relating to the Acquisition (including the Tender Offer and the Merger) (the "Definitive Acquisition Documentation") shall be in form and substance satisfactory to Berkeley and the Investors and the Definitive Acquisition Documents shall be in effect. In addition, after closing of the Tender Offer the Investors shall be third party beneficiaries of Merger Sub's and Andros' obligations to take actions to effect the Merger.

        3. EQUITY CAPITALIZATION OF HOLDINGS. On or prior to the Closing Date, Holdings shall have (i) received not less than $17.0 million in cash common equity contributions from Genstar (the "Equity Contribution") and certain other investors and $419,000 in rollovers of common equity contributions from certain members of management of Andros, in each case on terms and conditions satisfactory to Berkeley and the Investors and (ii) caused the entire amount of the Equity Contribution to have been contributed to Merger Sub on terms and conditions satisfactory to Berkeley and the Investors. There shall not have occurred any waiver, amendment, modification or lapse of any of the terms or conditions of the Equity Contribution without the prior consent of Berkeley and the Investor.

Genstar Capital Partners II, L.P.
February 9, 1996
Page 3

        4. ISSUANCE OF SENIOR DEBT. On or prior to the Closing Date, Merger Sub shall have established a Senior Debt facility in the amount of $40 million and received gross proceeds thereunder sufficient to satisfy Merger Sub's obligation pursuant to the Tender Offer. The Senior Debt shall include covenants, defaults, subordination provisions, remedies and other terms and conditions satisfactory to Berkeley and the Investors. There shall not have occurred any waiver, amendment or lapse of any of the terms or conditions of the Senior Debt without the prior consent of Berkeley and the Investor.

        5.  USE  OF FUNDS.   The  proceeds of  the Equity  Contribution and  the
    Senior Debt shall have been used to purchase Shares in the Tender Offer prior to the expenditure of the proceeds of the Senior Subordinated Notes.

        6. CONSUMMATION OF TENDER OFFER. Merger Sub shall acquire not less than the Minimum Shares pursuant to the Tender Offer, and all other aspects of the Tender Offer shall be consummated pursuant to the Definitive Acquisition Documents, no provision of which shall have been amended, supplemented, waived or otherwise modified in any material respect (including, without limitation, amending, supplementing, waiving or modifying any of the terms and conditions set forth in the Definitive Acquisition Documents) without the prior written consent of Berkeley and the Investors. The Tender Offer and the financing thereof shall be consummated in compliance with all applicable laws and regulations (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

        7. AGGREGATE CONSIDERATION. After giving effect to the consummation of the Tender Offer, the aggregate consideration for the Shares shall not exceed $82.0 million. On or prior to the Closing Date, Merger Sub shall cause Andros to deposit into the Cash Account an amount not less than $25 million of Andros' cash. At the time of the Merger, all amounts in the Cash Account shall be applied to satisfy Merger Sub's obligation to pay for Shares in the Tender Offer and/or pay down the Senior Debt.

        8. CERTAIN APPROVALS AND AGREEMENTS. All governmental and third party approvals necessary in connection with the Tender Offer, the financings contemplated thereby and the continuing operations of the business of Andros and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof.

        9. TRANSACTION EXPENSES. Berkeley and the Investors shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the related financings will not exceed $7 million in the aggregate.

        10. FINANCIAL STATEMENTS. Berkeley and the Investors shall have received (i) audited financial statements of Andros and its subsidiaries for the fiscal years ended July 31, 1993, 1994 and 1995, (ii) unaudited monthly financial statements of Andros and its subsidiaries for each calendar month beginning August, 1995 through the Closing Date, (iii) a proforma balance sheet of Andros and its subsidiaries as of the Closing Date after giving effect to the Acquisition and the financings contemplated hereby and (iv) projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of Andros and its subsidiaries for the 5 year period after the Closing Date, all of the foregoing to be substantially consistent with any financial statements for the same periods delivered to Berkeley and LPIL prior to the date of this commitment letter and, in the case of any such projections, substantially consistent with any projected financial results for such periods delivered to Berkeley and LPIL prior to the date of such letter.

        11. NO MATERIAL ADVERSE CHANGE. Since July 31, 1995, there shall have occurred no material adverse change in the business, operations, properties, assets, liabilities, conditions (financial or otherwise) or prospects of Andros and its subsidiaries.

Genstar Capital Partners II, L.P.
February 9, 1996
Page 4

        12. SOLVENCY. Berkeley and the Investors shall have received an opinion from an independent valuation consultant or appraiser satisfactory to Berkeley and the Investors and a certificate of the chief financial officer of Andros, in each case in form and substance satisfactory to Berkeley and the Investors, supporting the conclusions that, after giving effect to the Acquisition and the related transactions contemplated hereby, neither Holdings nor Andros will be insolvent or be rendered insolvent by the indebtedness incurred in connection therewith, or be left with unreasonably small capital with which to engage in its businesses, or have incurred debts beyond its ability to pay such debts as they mature.

        13. CORPORATE ACTION. Holdings, Merger Sub and Andros shall have taken all corporate acts necessary to carry out the Tender Offer and Merger.

        14.  EXPENSE DEPOSIT.   Genstar shall have  paid to Berkeley an  expense
    deposit in an amount not less than $50,000.

        15. LITIGATION. There shall not be pending or threatened a preliminary or permanent injunction, temporary restraining order or other order, action, proceeding, claim or litigation seeking to restrain, impair, prevent or delay the Tender Offer, the Merger or any of the transactions contemplated hereunder or to make any of the foregoing materially more difficult to accomplish.

        In addition, LPIL and the Investors shall not be obligated to purchase the Senior Subordinated Notes if LPIL and the Investors believe in their good faith discretion that there exists a substantial possibility that the Merger will not occur before May 31, 1996.

        16. MERGER. Berkeley and LPIL shall not in their good faith discretion believe that there exists a substantial possibility that the Merger will not occur before May 31, 1996.

    Genstar shall pay the reasonable costs and expenses (including the reasonable fees and expenses of counsel to Berkeley and the Investors reasonable professional fees of consultants and other experts and reasonable out-of-pocket expenses of Berkeley and the Investors) arising in connection with the preparation, execution and delivery of this letter and definitive financing agreements. Genstar further agrees to indemnify and hold harmless Berkeley and the Investors and each director, officer, employee, agent, attorney and affiliate thereof (each an "indemnified person") from and against any losses, claims, damages, liabilities or other expenses to which a Lender or such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the actions of Genstar or Andros or any of their respective affiliates in connection with the Acquisition, any of the statements contained in this letter or relating to the extension of the financing contemplated by this letter, or any use or intended use of the proceeds of any of the loans and other extensions of credit contemplated by this letter, and to reimburse each of the Lenders and each indemnified person for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such investigation, litigation or other proceeding (whether or not any such investigation, litigation or other proceeding involves claims made between Genstar or any third party and such Lender or any such indemnified person, and whether or not such Lender or any such indemnified person is a party to any investigation, litigation or proceeding out of which any such expenses arise); PROVIDED, HOWEVER, that the indemnity contained herein shall not apply to the extent that such losses, claims, damages, liabilities or other expenses result from the gross negligence or willful misconduct of Berkeley or the Investors or indemnified person. The obligations to indemnify Berkeley and the Investors and such indemnified persons and to pay such legal and other expenses shall remain effective until the funding under a definitive financing agreement and thereafter the indemnification and expense reimbursement obligations contained herein shall be superseded by those contained in such definitive financing agreement. Neither Berkeley nor the Investors shall be

Genstar Capital Partners II, L.P.
February 9, 1996
Page 5
responsible or liable to any other party or any other person for consequential damages which may be alleged as a result of this letter. The foregoing provisions of this paragraph shall be in addition to any rights that any Lender or any indemnified person may have at common law or otherwise.

    Berkeley and the Investors may share with their affiliates, and such affiliates may share with their respective affiliates, and such affiliates may share with Berkeley and the Investors, any information concerning Holdings, Merger Sub and Andros; provided that Berkeley, the Investors and their respective affiliates agree to hold any non-public information confidential in accordance with their respective customary policies relating to non-public information. Any such affiliate with which Berkeley or the Investors share information (and its directors, officers, employees, agents, attorneys and affiliates) shall be entitled to all of the benefits afforded to Berkeley hereunder. In addition, Berkeley and the Investors may conduct reasonable due diligence inquiries with non-affiliates.

    You further acknowledge that Berkeley and the Investors and their respective affiliates may be providing or proposing to provide debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you or your affiliates may have conflicting interests regarding the transactions described herein and otherwise. Berkeley and the Investors and their respective affiliates will not furnish any such information to such other companies. You also acknowledge that neither Berkeley nor the Investors have any obligation to use any confidential information obtained from such other companies in connection with the transactions contemplated by this letter, or to furnish any such confidential information to you or any of your affiliates.

    This letter is confidential and shall not be disclosed by you to any person other than your accountants, attorneys and, to the extent approved by Berkeley, other advisors, and to Andros and its attorneys and then only on a confidential basis and in connection with the Acquisition and the related transactions contemplated herein. Additionally, you may make such disclosures of this letter as are required by law or judicial process or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; provided that you will use your best efforts to notify us of any such disclosure prior to making such disclosure.

    Our offer will terminate on February 14, 1996, unless on or before that date you sign and return an enclosed counterpart of this letter. The purchase of Senior Subordinated Notes referred to herein shall in no event be available unless the Tender Offer has been consummated on or prior to May 31, 1996.

    This letter agreement shall be governed by and construed in accordance with the internal laws of the State of California. This letter agreement may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

    The obligation of LPIL under this letter shall not be effective until (i) Genstar Capital Partners II, L.P. shall have executed this letter in the space provided below and (ii) Genstar shall have provided to Berkeley or LPIL a copy of a fully executed commitment letter from one or more financial institutions committing to provide the Senior Debt on terms and conditions satisfactory to Berkeley and the Investors.

Genstar Capital Partners II, L.P.
February 9, 1996
Page 6

    We appreciate having been given the opportunity by you to be involved in this transaction.

                                          Very truly yours,

                                          LONDON PACIFIC INTERNATIONAL LIMITED

                                          By: _/s/_R. W. GREEN__________________
                                          Title: _Director______________________

AGREED AND ACCEPTED
this 14 day of February, 1996

GENSTAR CAPITAL PARTNERS II, L.P.

By: GENSTAR CAPITAL, L.L.C.

By: _/s/_JEAN-PIERRE CONTE____________
Title: _Principal_____________________

                                                                       EXHIBIT A

                              ANDROS INCORPORATED

                                SUMMARY OF TERMS
                     SENIOR SUBORDINATED NOTES AND WARRANTS

    The following summarizes selected terms of certain Senior Subordinated Notes and Warrants to be issued in connection with the proposed acquisition of Andros by affiliates of Genstar. This Summary of Terms is intended merely as an outline of certain of the material terms of such Senior Subordinated Notes and Warrants. It does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to such Senior Subordinated Notes and Warrants and it is not intended to limit the scope of discussion and negotiation of any matters not inconsistent with the specific matters set forth herein. All terms defined in the financing letter to which this Summary of Terms is attached and not otherwise defined herein shall have the same meanings when used herein.

I.  SENIOR SUBORDINATED NOTES

ISSUER: Merger Sub; upon consummation of the Merger, the obligations of Merger Sub will be assumed by Andros and all subsequent extensions of credit will be incurred by Andros (and any references to "Company" shall be to (i) Merger Sub prior to the Merger and (ii) thereafter, Andros as the surviving corporation in the Merger).

INVESTORS:                      London Pacific  International Limited  ("LPIL"),
                                an  affiliate  of  LPIL  or  one  or  more other
                                investors.

ISSUE:                          Senior Subordinated Notes

AMOUNT:                         $15.0 million,  which shall  be deemed  received
                                upon    Issuer's    receipt    of    a   FedWire
                                identification number with  respect to the  wire
                                transfer of such amount to an account identified
                                by the Issuer.

GUARANTORS:                     Holdings and all subsidiaries of Andros.

USE OF PROCEEDS:                The  proceeds of the  Senior Subordinated Notes,
                                together with (i) not less than $17.0 million in
                                cash   common   equity   contribution   ("Equity
                                Contribution")  to  Holdings  from  Genstar  and
                                certain  other  investors   acceptable  to   the
                                Investor,  (ii) gross proceeds  of not less than
                                $34.5 million of senior  debt of Merger Sub  and
                                (iii)  the amounts in the  Cash Account shall be
                                used as follows:

                                    1. to pay the consideration for the Shares pursuant to the Tender Offer in an aggregate maximum amount of approximately $82 million;

                                    2.   to pay fees  and expenses in connection
                                    with the transaction contemplated herein not to exceed $7.0 million; and

                                    3.  for working capital purposes.

                                Holdings shall contribute the entire amount of the Equity Contribution to Merger Sub as equity.
                                The number of Shares acquired pursuant to the Tender Offer shall be not less than the Minimum
                                Shares and the per Share price paid for the Shares shall not exceed $18.00.

CASH ACCOUNT:                   On or  prior to  the  Closing Date,  Merger  Sub
                                shall  have caused Andros to deposit in the Cash
                                Account an  amount in  cash  not less  than  $25
                                million currently in Andros. No withdrawals will
                                be  permitted from the  Cash Account without the
                                consent of the Investor if such withdrawal would
                                cause the  remaining balance  on deposit  to  be
                                less than $25 million.

INTERNATIONAL ARRANGEMENT AND
 CONSULTING FEE:                $1,350,000  due and payable  on the Closing Date
                                to LPIL.

INTEREST RATE:                  All  amounts   outstanding  under   the   Senior
                                Subordinated Notes shall bear interest at a rate
                                of  13%  per  annum.  After  the  occurrence and
                                during the continuation of an event of  default,
                                all amounts outstanding shall bear interest at a
                                rate  equal to 15% per  annum. Interest shall be
                                calculated on the basis  of actual days  elapsed
                                in a 360-day year.

INTEREST PAYMENTS:              Payments  of interest  shall be  due and payable
                                quarterly in  arrears on  the last  day of  each
                                calendar quarter.

INTEREST PAYMENT ADJUSTMENT:    Interest payments shall be increased or "grossed
                                up"  in  an amount  equal  to any  amount Issuer
                                determines it  is required  by law  to  withhold
                                from  any interest  payment to  the Investor. If
                                Issuer is required  to increase or  gross up  an
                                interest  payment,  Issuer may  elect  to prepay
                                without premium the  entire amount of  principal
                                plus  accrued and unpaid interest thereon of the
                                loan to Issuer.

OPTIONAL PREPAYMENT:            Issuer may,  at its  option, prepay  all or  any
                                portion  of the outstanding  principal amount of
                                the Senior  Subordinated Notes  so long  as  (i)
                                such  prepayment is in integral multiples of the
                                lesser of  $250,000  and  the  entire  principal
                                amount    then   outstanding   of   the   Senior
                                Subordinated Notes and  (ii) in connection  with
                                such  prepayment,  Issuer  pays  the  Prepayment
                                Premium set forth  below. Each prepayment  shall
                                be  applied  to  reduce  the  principal  amounts
                                payable under the  Senior Subordinated Notes  in
                                reverse order in which such amounts are due.

PREPAYMENT PREMIUM:             Except  as set forth above, should the principal
                                of the Senior  Subordinated Notes  be wholly  or
                                partially   prepaid  for   any  reason,  whether
                                voluntary or  involuntary,  prior to  March  30,
                                2001,  Issuer  shall  pay  to  each  Investor  a
                                prepayment premium  equal to  the percentage  of
                                the principal amount being prepaid as follows:

                                PREPAYMENT DATE                       PERCENTAGE
                                ------------------------------------  ----------
                                From the Closing Date
                                until March 30, 1997................       5    %
                                From April 1, 1997
                                until March 30, 1998................       4    %
                                From April 1, 1998
                                until March 30, 1999................       3    %
                                From April 1, 1999
                                until March 30, 2000................       2    %
                                From April 1, 2000
                                until March 30, 2001................       1    %
                                Thereafter..........................       0    %

MANDATORY REPAYMENT:            Issuer shall repay 1/8 of the original principal
                                amount  of the Senior Subordinated Notes ($1.875
                                million) at  the end  of each  calendar  quarter
                                following the repayment in full of the term loan
                                facility of the Senior

                                Debt, but no later than June 30, 2003. All interest, principal and other amounts owing under the Senior Subordinated Notes shall be due and payable at maturity on March 30, 2005.

                                In   addition,  all  outstanding  principal  and
                                interest relating  to  the  Senior  Subordinated
                                Notes  shall be  due and  payable (together with
                                the prepayment  premium)  within 15  days  after
                                either  (i) the sale of all or substantially all
                                of Issuer's assets  or (ii) the  closing of  any
                                public offering of equity securities by Issuer.

REPRESENTATIONS AND
 WARRANTIES:                    Customary  and  appropriate  representations and
                                warranties will be included, including,  without
                                limitation,   representations   and   warranties
                                regarding each of the following:

                                - legal status and qualification
                                - no conflict with constituent documents or laws
                                  or regulations
                                - no breach of material documents
                                - corporate power and authority
                                - government or other consents
                                - due authorization; validity enforceability
                                - ownership of assets
                                - financial statements
                                - absence of undisclosed liabilities
                                - truth and accuracy of information
                                - absence of certain changes
                                - regulatory compliance
                                - litigation
                                - taxes
                                - insurance
                                - debt instruments
                                - benefit plans
                                - contracts and commitments
                                - labor matters
                                - compliance with law
                                - environmental and safety matters
                                - no subordination
                                - tender offer and merger
                                - regulations G, U, T and X
                                - Investment Company Act
                                - Foreign Corrupt Practices Act
                                - valid issuance of securities
                                - merger agreement
                                - FIRPTA

PRE-MERGER COVENANTS:           Merger Sub shall covenant  that it shall  comply
                                with  and shall cause Andros  to comply with all
                                covenants set  forth  in  the  Merger  Agreement
                                applicable  prior  to  the  consummation  of the
                                Merger (including,  without limitation,  Section
                                5.1   thereof)  and  Merger  Sub  shall  further
                                covenant that  during the  period prior  to  the
                                consummation  of  the  Merger (i)  it  shall not
                                sell, pledge, hypothecate or otherwise  encumber
                                any of the Minimum Shares except for a pledge of
                                the  Shares to  issuers of  the Senior  Debt and
                                (ii)  it  shall  not  terminate  or  amend   the
                                Definitive  Acquisition  Documents  without  the
                                prior  written  consent  of  the  Investors.  In
                                addition,  Merger  Sub  shall  cause  Andros  to
                                deposit into the

                                Cash Account  an amount  of  not less  than  $25
                                million.  All amounts in  the Cash Account shall
                                be applied to satisfy Merger Sub's obligation to
                                pay for Shares in the Tender Offer and/or to pay
                                down the Senior Debt.

OTHER COVENANTS:                Customary  and   appropriate   affirmative   and
                                negative  covenants will be included, including,
                                without limitation, covenants regarding each  of
                                the following:

                                - punctual payments
                                - accounting records
                                - reporting requirements
                                - existence and compliance with law
                                - insurance
                                - facilities; proprietary rights
                                - taxes and other liabilities
                                - notices to Investor
                                - ERISA
                                - notices to Investor regarding ERISA matters
                                - visitation rights
                                - private placement number
                                - use of funds
                                - dividends, distributions
                                - line of business
                                - indebtedness
                                - liens
                                - subsidiaries and investments
                                - guaranteed indebtedness
                                - mergers
                                - restrictions on sales of assets
                                -  financial covenants (it is  the intent of the
                                Investors that the  financial covenants be  less
                                  restrictive  than the financial covenants with
                                  respect to  the Senior  Debt  so long  as  the
                                  covenants  with respect to the Senior Debt are
                                  acceptable to Berkeley and the Investors)
                                - prepayment of indebtedness
                                - limit on capital expenditures and research and
                                  development
                                - transactions with affiliates
                                - amendments of corporate documents
                                - executive compensation
                                - sale or issuance of stock
                                - operating lease obligations
                                - amendments to senior loan agreement
                                - prohibited affiliated holders of senior debt
                                - use of  amounts in  Cash Account  to pay  down
                                  Senior Debt
                                -   consummation   of   Merger   per  Definitive
                                  Acquisition Documents
                                -  no  amendments   to  Definitive   Acquisition
                                  Documents
                                - change of control
                                - FIRPTA

EVENTS OF DEFAULT:              Customary and appropriate events of default will
                                be   included,  including,  without  limitation,
                                events  of   default  regarding   each  of   the
                                following:

                                - payment
                                - representations and warranties
                                - covenants
                                - indebtedness

                                - covenants in other agreements
                                - judgments, orders or decrees
                                -  insolvency,  bankruptcy,  assignment  for the
                                  benefit of creditors
                                - dissolution, liquidation
                                - ERISA
                                - failure of enforceability of loan documents
                                - change of control
                                - environmental

                                Remedies upon occurrence of an event of default shall include acceleration at the option of the Investors (without notice, presentment, demand or protest) and each other remedy accorded the Investors under the loan documents or under law.
                                Events resulting from insolvency, bankruptcy or assignments for the benefit of creditors shall cause immediate acceleration.

CONDITIONS:                     Customary and  appropriate conditions  precedent
                                to  the obligations  of the  Investors under the
                                loan documents  shall  be  included,  including,
                                without  limitation, conditions  relating to the
                                following:

                                - all matters satisfactory to legal counsel
                                - true representations and warranties
                                - executed documents
                                - certified documents
                                - insurance
                                - satisfactory acquisition documentation
                                - documents in satisfactory form
                                -  payment  of  International  Arrangement   and
                                  Consulting Fee
                                - financial statement; proforma balance sheet
                                - projections
                                - issuance of senior debt
                                - payment of fees and disbursements of counsel
                                - equity capitalization
                                -  use of funds to purchase Shares in the Tender
                                  Offer
                                -  Merger  Sub  acquisition  of  not  less  than
                                Minimum  Shares  in Tender  Offer and  all other
                                  aspects  of  Tender   Offer  satisfactory   to
                                  Investors
                                -  total  purchase  price  not  to  exceed $82.0
                                  million
                                - transaction fees not to exceed $7.0 million
                                - governmental and third party approvals
                                - no material adverse change
                                - solvency
                                -  customary   closing   documents   (including,
                                without  limitation,  legal  opinions, corporate
                                  records, documents from  public officials  and
                                  officers' certificates
                                - not less than $25 million in cash deposited in
                                  Cash Account

SUBORDINATION:                  The  Senior Subordinated Notes will be unsecured
                                indebtedness of Issuer and payment of  principal
                                and  interest  will  be  subordinated  to  prior
                                payment in full of principal and interest on the
                                senior   debt,   on    terms   and    conditions
                                satisfactory  to  the Investors.  Investors will
                                enter into a Subordination Agreement with Senior
                                Lenders   including    terms   and    conditions
                                satisfactory to the Investors.

MISCELLANEOUS:                  Transfers will be permitted without limitation.

                                Notices
                                Successors and Assigns
                                Costs, Expenses and Attorneys' Fees
                                Indemnity
                                Entire Agreement, Amendment
                                Time of the Essence
                                Severability of Provisions
                                Governing Law: California
                                Jurisdiction: San Francisco
                                Exhibits and Schedules
                                Counterparts

                                    SURVIVAL

II.  WARRANTS

ISSUANCE:                       Holdings shall issue to Investors warrants (with
                                a  nominal exercise price) to purchase 3% or the
                                fully  diluted  common  equity  of  Holdings.  A
                                warrant certificate shall be issued representing
                                the  warrants.  A  warrant  certificate  may  be
                                exchanged   for   2    or   more    certificates
                                representing   the  same   number  of  warrants.
                                Mutilated or missing  warrant certificates  will
                                be replaced.

EXERCISE OF WARRANTS:           A holder of warrants may exercise at any time by
                                surrendering  a warrant certificate representing
                                the warrants. The holder may elect to reduce the
                                number of  shares of  common stock  which  would
                                otherwise have been issued in lieu of paying the
                                exercise  price.  Upon  exercise  Holdings shall
                                issue to Investor a certificate representing the
                                shares of common stock  issued upon exercise  of
                                the  warrants. Holdings  shall pay  all expenses
                                and taxes  imposed by  law or  any  governmental
                                agency  attributable to the issuance of warrants
                                or warrant shares upon the exercise of warrants.
                                Holdings  shall  reserve  sufficient  shares  to
                                issue  upon exercise of the warrants, so long as
                                the warrants remain outstanding. Issuance of the
                                warrants and  warrant shares  shall be  done  in
                                accordance with all applicable state and federal
                                securities laws.

REPRESENTATIONS AND
 WARRANTIES:                    Customary  and  appropriate  representations and
                                warranties will be included, including,  without
                                limitation,   representations   and   warranties
                                regarding the following:

                                - legal status, qualification
                                - capitalization
                                - valid issue
                                - authority; no conflicts
                                - binding and enforceable
                                - governmental and other consents
                                - truth and accuracy of information
                                - subordinated debt representations and
                                  warranties

COVENANTS:                      Customary  and  appropriate  covenants  will  be
                                included,    including,    without   limitation,
                                representations  and  warranties  regarding  the
                                following:

                                - records
                                - reporting requirements
                                - existence; compliance with law
                                - insurance
                                - facilities
                                - taxes and other liabilities
                                - notice to holders
                                - visitation rights
                                - performance of agreements

ANTI-DILUTION
 PROTECTION:                    If  Holdings  issues or  sells shares  of common
                                stock  or  issues   convertible  securities   or
                                options  entitling the issuee  to acquire shares
                                of common  stock  (excluding options  issued  to
                                management  while  the warrants  are outstanding
                                for not more  than 10%  of the  common stock  of
                                Holdings   in  the  aggregate  existing  on  the
                                Closing Date pursuant to a program  satisfactory
                                to the Investors (the "Management Options")) for
                                a  consideration  per share  less than  the fair
                                value of such shares of common stock immediately
                                before such issuance the exercise price shall be
                                reduced to the lower of:

                                    (i)  the price determined by dividing (A) an
                                    amount equal to  the sum of  (x) the  common
                                    stock  outstanding immediately prior to such
                                    issuance or  sale  multiplied  by  the  then
                                    current   exercise   price,  plus   (y)  the
                                    aggregate consideration, if any, received by
                                    Holdings upon such issuance  or sale by  (B)
                                    the  common  stock  outstanding  immediately
                                    after such issuance or sale or

                                    (ii)   the price  determined by  multiplying
                                    the current exercise price by a fraction (i)
                                    the  numerator of which shall  be the sum of
                                    (A) the common stock outstanding immediately
                                    prior to such issuance or sale, plus (B) the
                                    number of shares  of common  stock that  the
                                    aggregate consideration, if any, received by
                                    Holdings  upon such  issuance or  sale would
                                    purchase  at  the  greater  of  the  initial
                                    purchase price or the fair value on the date
                                    of  such  issuance  or  sale  and  (ii)  the
                                    denominator of  which  shall be  the  common
                                    stock   outstanding  immediately  after  and
                                    giving effect to such issuance or sale.

                                Upon each adjustment of the exercise price as a result of the calculations made pursuant hereto, each warrant outstanding prior to the making of the adjustment in the exercise price shall evidence the right to purchase, at the adjusted exercise price, that number of shares of common stock obtained by (i) multiplying the number of shares of common stock purchasable upon exercise of a warrant prior to adjustment by the exercise price in effect prior to adjustment, and (ii) dividing the product so obtained by the exercise price in effect after such adjustment of the exercise price.

CERTAIN CORPORATE
 TRANSACTIONS:                  Prohibition on dividends, distributions  (except
                                that Holdings may pay

                                an annual management fee to Genstar in an amount
                                not  in excess  of $450,000,  subject to certain
                                conditions   set   forth   in   the   definitive
                                documentation evidencing the warrants)

                                Rights    of   warrantholders   upon   corporate
                                reorganizations

RIGHT OF FIRST REFUSAL:         Each holder of  warrants shall have  a right  of
                                first  refusal to purchase  its pro rata portion
                                of any new securities which Holdings may propose
                                to issue and sell, except for Management Options
                                and  shares   issued  by   Holdings  in   public
                                offering.

PREFERENTIAL TREATMENT:         Holdings  shall not  issue capital  stock of any
                                class which has the right to more than one  vote
                                per  share  or any  capital  stock of  any class
                                which is preferred as to dividends or as to  the
                                distribution   of   assets  upon   voluntary  or
                                involuntary dissolution, liquidation or  winding
                                up.

COMPANY'S RIGHT TO CALL:        Holdings  shall call  not less  than all  of the
                                warrants outstanding upon prepayment in full  or
                                all   amounts   outstanding  under   the  Senior
                                Subordinated Notes. Holdings  may call not  less
                                than all of the warrants outstanding at any time
                                after payment in full of all amounts outstanding
                                under  the Senior  Subordinated Notes.  The call
                                price shall be  103% of  the fair  value of  the
                                warrants  determined as of the call date. A post
                                call adjustment in the call price shall be  made
                                for certain liquidity events occurring within 12
                                months after the call date.

HOLDER'S RIGHT TO PUT:          Any holder of warrants may put not less than all
                                of  the warrants held by such holder at any time
                                after all amounts under the Senior  Subordinated
                                Notes  have  been paid  in  full. The  put price
                                shall be  100%  of the  fair  value of  the  put
                                warrants determined as of the put date. Holdings
                                shall  not  enter into  any  agreement requiring
                                Holdings to  limit  or  impair the  right  of  a
                                holder to put the warrants.

CO-SALE RIGHTS:                 Genstar  shall  agree  that  it  will  not sell,
                                transfer or otherwise dispose  of any shares  of
                                Holdings   unless  it  permits  each  holder  to
                                participate on a pro rata  basis in the sale  of
                                shares   on  the  same   terms  and  conditions.
                                Investor may  effect its  participation in  such
                                sale by delivering to Genstar share certificates
                                or  warrant certificates representing the number
                                of shares  of common  stock which  Investor  has
                                elected to sell, properly endorsed for transfer.
                                If   Genstar   sells,  transfers   or  otherwise
                                disposes of shares  without permitting a  holder
                                of  warrants  the  right to  participate  in the
                                sale, Investor may (i) request that Holdings not
                                enter such transfer on the books and records  of
                                Holdings  or (ii)  sell to  Genstar a  number of
                                shares Investor should have been able to sell in
                                connection with Genstar's sale. Each certificate
                                representing share of  common stock of  Holdings
                                shall  bear a  legend evidencing  application of
                                the co-sale rights to the shares represented  by
                                such certificate.

DRAG-ALONG RIGHTS:              To Be Negotiated

REGISTRATION RIGHTS:            Incidental: If Holdings proposes to register any
                                of  its securities,  whether or not  for its own
                                account,  Holdings  shall  give  notice  to  all
                                holders  of  warrants or  warrant shares  of its
                                intent to  register.  If within  30  days  after
                                receiving  such notice  a holder  of warrants or
                                warrant  shares   gives  notice   to   Holdings,
                                Holdings  shall cause the  shares of such holder
                                to be registered.

                                Registration Expenses: All costs and expenses incurred by Holdings or a holder of warrants or warrant shares shall be paid by Holdings.

                                Cutbacks: If  a holder  of warrants  or  warrant
                                shares   has  requested   that  its   shares  be
                                registered incidental  to  the  registration  of
                                other shares, that holder's may be excluded from
                                registration if:

                                    (i)  the managing underwriter has determined
                                    that the registration and distribution of all or a portion of the common stock as part of the proposed distribution of securities by the underwriters will materially and adversely affect the distribution of such securities;

                                    (ii)   Holdings  and the  underwriters shall
                                    have  first  excluded   from  the   proposed
                                    offering   any  securities  offered  by  the
                                    officers,  directors   or  shareholders   of
                                    Holdings  not having  as of the  date of the
                                    agreement any contractual  right to  include
                                    shares in the offering; and

                                    (iii)   Holdings and  the underwriters shall
                                    exclude from the proposed offering on a  pro
                                    rata   basis   any  securities   offered  by
                                    officers, directors or other shareholders of
                                    Holdings  having  as  of  the  date  of  the
                                    agreement  the contractual  right to include
                                    shares in the offering.

MISCELLANEOUS:                  Transfers will be permitted without limitation.

                                Notices
                                Confidentiality
                                Costs of Enforcement
                                Successors and Assigns
                                Governing law: California
                                Jurisdiction: San Francisco
                                Counterparts
                                Survival of representations and warranties
                                Remedies
                                Incorporation of exhibits and schedules
                                Entire agreement; amendment

COUNSEL TO LPIL, BERKELEY AND
 THE INVESTORS:                 Heller Ehrman White & McAuliffe